Registration No. 33-
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MOTOROLA, INC.
              (Exact name of issuer as specified in its charter)

     Delaware                                            36-1115800
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification Number)

1303 East Algonquin Road, Schaumburg, Illinois            60196
(Address of Principal Executive Offices)               (Zip Code)

                MOTOROLA, INC. NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (Full Title of the Plan)


                  Carl F. Koenemann, Executive Vice President
             1303 East Algonquin Road, Schaumburg, Illinois 60196
                   (Name and Address of agent for service)

                               (708) 576-5000
        (Telephone number, including area code, of agent for service)

                        Calculation Of Registration Fee

                                        Proposed     Proposed
Title of                                maximum      maximum
securities             Amount           offering     Aggregate    Amount of
to be                  to be            price        offering     registration
registered             registered       per share    price        fee

Motorola, Inc. Common
Stock ($3 Par Value)   100,000 shares*    $58.0625**  $5,806,250** $2,002.16

*Plus an indeterminate number of shares which may be required or may be issued pursuant to Section 6 of the Plan.
**Estimated solely for purposes of calculating registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant's Common Stock on the New York Stock Exchange - Composite Tape on May 9, 1995.


        PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Motorola, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No.
1-7221) are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 1995, filed pursuant to the Exchange Act.

     3. The description of the Company's Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendment or report filed for the purpose of updating such description.

     4. The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 15, 1988, as amended by amendments on Forms 8 dated August 9, 1990 and December 2, 1992 and Form 8-A/A dated February 28, 1994.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the shares of the Company's Common Stock offered hereby have been sold or which deregisters all the shares of the Company's Common Stock then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for this purpose to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares offered under the Registration Statement is being passed upon for the Company by William C. Fox, Senior Corporate Counsel of the Company's Law Department. Mr. Fox is an employee of the Company and, as such, participates in various benefit plans of the Company. By reason of such participation, Mr. Fox owns, and holds options to purchase, shares of Common Stock of the Company.



INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. The Company's Restated Certificate of Incorporation and its Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

EXHIBITS.

     4(a) Restated Certificate of Incorporation of the Company, including Certificate of Designation, Preference and Rights for Junior Preferred Stock, Series A (incorporated by reference to Exhibit 3(i)(b) to Motorola's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994).

     4(b) By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to Motorola's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994).

     5     Opinion and consent of William C. Fox, Esq.

     23(a) The consent of KPMG Peat Marwick LLP.

     23(b) The consent of William C. Fox, Esq. is included in Exhibit 5.


UNDERTAKINGS.

     (a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 2nd day of May, 1995.

                                             MOTOROLA, INC.


                                             By:/s/ Gary L. Tooker
                                                Gary L. Tooker
                                                Vice Chairman of the Board
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the date or dates indicated.

     Signature                  Title                       Date


/s/ Gary L. Tooker      Director and Principal
Gary L. Tooker            Executive Officer               May 2, 1995


/s/ Carl F. Koenemann   Principal Financial
Carl F. Koenemann            Officer                      May 2, 1995


/s/ Kenneth J. Johnson  Principal Accounting
Kenneth J. Johnson           Officer                      May 2, 1995



    Signature                   Title                       Date


/s/ Erich Bloch                 Director                 May 2, 1995
Erich Bloch


/s/ David R. Clare              Director                 May 2, 1995
David R. Clare


/s/ Wallace C. Doud             Director                 May 2, 1995
Wallace C. Doud


/s/ H. Laurance Fuller          Director                 May 2, 1995
H. Laurance Fuller


/s/ Christopher B. Galvin       Director                 May 2, 1995
Christopher B. Galvin


/s/ Robert W. Galvin            Director                 May 2, 1995
Robert W. Galvin


/s/ John T. Hickey              Director                 May 2, 1995
John T. Hickey


/s/ Anne P. Jones               Director                 May 2, 1995
Anne P. Jones


/s/ Donald R. Jones             Director                 May 2 , 1995
Donald R. Jones

   Signature                     Title                      Date


/s/ Walter E. Massey             Director                May 2, 1995
Walter E. Massey


/s/ John F. Mitchell             Director                May 2, 1995
John F. Mitchell


/s/ Thomas J. Murrin             Director                May 2, 1995
Thomas J. Murrin


/s/ John E. Pepper, Jr.          Director                May 2, 1995
John E. Pepper, Jr.


/s/ Samuel C. Scott III          Director                May 2, 1995
Samuel C. Scott III


/s/ Gardiner L. Tucker           Director                May 2, 1995
Gardiner L. Tucker


/s/ William J. Weisz             Director                May 2, 1995
William J. Weisz


/s/ B. Kenneth West              Director                May 2, 1995
B. Kenneth West